Execution Version

SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of May 5, 2017, by and among QEP RESOURCES, INC., a Delaware corporation (the “Borrower”), the Lenders named on the signature pages hereto (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of August 25, 2011, as amended by that certain First Amendment to Credit Agreement dated as of July 6, 2012, that certain Second Amendment to Credit Agreement dated as of August 13, 2013, that certain Third Amendment to Credit Agreement dated as of February 25, 2014, that certain Fourth Amendment to Credit Agreement and Commitment Increase Agreement dated as of December 2, 2014 and that certain Fifth Amendment to Credit Agreement dated as of November 23, 2015 (as amended by this Amendment and as otherwise amended, restated or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Credit Agreement be amended to revise certain financial covenants and to make certain other amendments to the Credit Agreement as set forth herein; and

WHEREAS, subject to terms of this Amendment, the Lenders who are signatories hereto, the Administrative Agent and the Borrower agree to amend the Credit Agreement as set out in Section 2 below, such amendments to be effective on the Amendment Effective Date (as defined herein).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions. Unless otherwise defined in this Amendment, all other terms used in this Amendment which are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement. The interpretive provisions set forth in Section 1.02 of the Credit Agreement shall apply to this Amendment.

2.Amendments to the Credit Agreement. The following amendments to the Credit Agreement shall be effective on the date (the “Amendment Effective Date”) that the conditions set forth in Section 3 of this Amendment have been satisfied.

(a)Certain Amended Definitions. The following defined terms appearing in Section 1.01 (Defined Terms) of the Credit Agreement are amended as set forth below:

(i)The definition of “Consolidated EBITDAX” is amended to delete the word “and” immediately before clause (vii) thereof, insert the following new phrase immediately after the phrase “Swap Contracts,”, and delete the last sentence of such definition:

, (viii) any non-recurring non-cash expenses or extraordinary non-cash expenses with respect to contingent liabilities (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDAX to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period) and (ix) any non-cash charges or expenses incurred pursuant to any incentive compensation plan not paid in cash,

(ii)The definition of “Consolidated Funded Debt” is amended in its entirety to read as follows:

“Consolidated Funded Debt” means the aggregate of the Indebtedness of the Borrower and its Subsidiaries described in clauses (a), (b), (d), (e), (f), (g), (h) and (i) (other than Indebtedness consisting of Guarantees in respect of net obligations of the Borrower and its Subsidiaries under any Swap Contract otherwise permitted under this Agreement) of the definition of Indebtedness in Section 1.01, on a consolidated basis after elimination of intercompany items. For purposes of clarity, Convertible Securities shall not constitute Indebtedness for the purposes of this definition of “Consolidated Funded Debt”.

(iii)The definition of “Debt Ratings” is amended in its entirety to read as follows:

“Debt Ratings” means, as of any date of determination, the ratings as determined by Moody’s, S&P and Fitch of the Borrower’s non-credit enhanced senior unsecured long-term debt.

(iv)The definition of “Debt Ratings Trigger Event” is amended in its entirety to read as follows:
“Debt Ratings Trigger Event” means any change in the Debt Ratings the result of which is the highest two Debt Ratings are greater than or equal to three notches in aggregate below Ba1 by Moody’s, BB+ by S&P, and BB+ by Fitch (as applicable).

(v)The definition of “Debt Ratings Trigger Period” is amended in its entirety to read as follows:
“Debt Ratings Trigger Period” means the period beginning on the date that a Debt Ratings Trigger Event occurs and ending on the date that the two highest Debt Ratings are in aggregate less than three notches below Ba1 by Moody’s, BB+ by S&P, and BB+ by Fitch (as applicable).

(vi)The definition of “Equity Interests”, “equity interests”, and “equity securities” is amended to delete the last sentence thereof.

(vii)The definition of “Defaulting Lender” is amended in its entirety to read as follows:

“Defaulting Lender” means, subject to Section 2.16(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets (except in the case of Export Development Canada) or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(f)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer, the Swing Line Lender and each Lender.

(viii)The definition of “Federal Funds Rate” is amended it its entirety to read as follows:
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded, if necessary, to the nearest 1/100 of 1%) charged to Wells Fargo Bank on such day on such transactions as determined by the Administrative Agent; provided that if such rate would otherwise be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(ix)The definition of “Investment Grade Date” is amended in its entirety to read as follows:
“Investment Grade Date” means the first date occurring after the Closing Date upon which the Borrower receives (i) two of the following: a Debt Rating of Baa3 or better from Moody’s, BBB- or better from S&P or BBB- or better from Fitch, and (ii) a third Debt Rating of Ba1 or better from Moody’s, BB+ or better from S&P or BB+ or better from Fitch, as applicable, in each case, without negative outlook or negative watch.

(x)The definition of “Present Value to Consolidated Net Funded Debt Ratio” is amended in its entirety to read as follows:

“Present Value to Consolidated Net Funded Debt Ratio” means, as of any date of determination, the ratio of (a) the sum of (1) Present Value as of such date plus (2) the product of (A) 3.5 times (B) Consolidated EBITDA-Midstream for the period of the four fiscal quarters most recently ended to (b) Consolidated Net Funded Debt as of such date.

(xi)The definition of “Sanctioned Country” is amended in its entirety to read as follows:
“Sanctioned Country” means, at any time, a country, region or territory which itself is the subject or target of any Sanctions.

(b)The following defined terms are hereby added to Section 1.01 (Defined Terms) of the Credit Agreement in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Consolidated EBITDA-Midstream” means, for any period, the sum of Consolidated Net Income-Midstream for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income-Midstream: (i) Consolidated Interest Charges-Midstream for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Midstream Subsidiaries and their respective Restricted Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) any impairment and abandonment expense, (v) any extraordinary losses of the Midstream Subsidiaries and their Restricted Subsidiaries (including losses on sales of assets outside of the ordinary course of business), (vi) unrealized losses under Swap Contracts, (vii) any non-recurring non-cash expenses or extraordinary non-cash expenses with respect to contingent liabilities (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA-Midstream to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period) and (viii) any non-cash charges or expenses incurred pursuant to any incentive compensation plan not paid in cash, and minus (b) the following to the extent included in calculating such Consolidated Net Income-Midstream: (i) Federal, state, local and foreign income tax credits of the Midstream Subsidiaries and their respective Restricted Subsidiaries for such period, (ii) all non-cash items increasing Consolidated Net Income-Midstream for such period, (iii) gains on sales of assets outside the ordinary course of business and (iv) unrealized gains under Swap Contracts, provided, however, that Consolidated EBITDA-Midstream shall be calculated on a pro forma basis to give effect to any acquisitions or divestitures (in a single transaction or series of related transactions) having an aggregate fair market value equal to or exceeding $50,000,000 during the relevant calculation period (including pro forma effect of any expense or cost reductions or increases that have occurred or are reasonably expected to occur as a result of such transaction) made by the Midstream Subsidiaries or their respective Restricted Subsidiaries during the relevant calculation period as if such acquisition or divestiture had occurred on the first day of the relevant calculation period.

“Consolidated Interest Charges-Midstream” means, for any period, for the Midstream Subsidiaries and their respective Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Midstream Subsidiaries and their respective Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Midstream Subsidiaries and their respective Restricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income-Midstream” means, for any period, for the Midstream Subsidiaries and their respective Restricted Subsidiaries on a consolidated basis, the net income of the Midstream Subsidiaries and their respective Restricted Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Convertible Securities” means Equity Interests of the Borrower or any Subsidiary that is or will become, after the passage of a specified amount of time (not to exceed three (3) years), mandatorily convertible into or mandatorily exchangeable for common Equity Interests of the Borrower or any Subsidiary.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Fitch” means Fitch Ratings Inc. and any successor thereto.

“Midstream Assets” means all of the oil, gas and water gathering, transporting, treatment, storing, processing, compression, trunk lines and associated equipment owned by the Midstream Subsidiaries and their respective Restricted Subsidiaries.

“Midstream Services” means the provision of gathering, transporting, terminalling, treating, storing, and processing hydrocarbons and other similar activities, including services involving the sourcing, handling, storing, processing, recycling and ultimately disposing of water associated with operations.

“Midstream Subsidiaries” means any Subsidiary of the Borrower that the Borrower, with the approval of the Administrative Agent, designates as a Midstream Subsidiary, in each case for so long as such Subsidiary is engaged primarily in the business of providing Midstream Services and its assets are comprised only of Midstream Assets and assets related and incidental thereto.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(c)Certain Deleted Definitions. The following defined terms are hereby deleted in their entirety from Section 1.01 (Defined Terms) of the Credit Agreement:

“Acquired Permian Assets”

“Permian Acquisition”

“Permian Acquisition Agreement”

“QEP Field Services Sale”

“Sale Agreement”

(d)Amendment to Section 2.16(d) (Defaulting Lenders). The last sentence in Section 2.16(d) of the Credit Agreement is amended in its entirety to read as follows:

Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(e)New Section 5.20 (EEA Financial Institutions). Article 5 (Representations and Warranties) of the Credit Agreement is hereby amended by inserting the following new Section 5.20 (EEA Financial Institutions) therein immediately following the existing Section 5.19 (Anti-Corruption Laws and Sanctions):

5.20.    EEA Financial Institutions. The Borrower is not an EEA Financial Institution.

(f)Amendment to Section 6.03(c). Section 6.03(c) of the Credit Agreement is amended in its entirety to read as follows:

(c)    any announcement by Moody’s, S&P or Fitch of any change, or notification to the Borrower by Moody’s, S&P or Fitch of a possible change, in a Debt Rating.

(g)Amendment to Section 7.09(j). Section 7.09(j) of the Credit Agreement is amended in its entirety to read as follows:

(j)    other property which is sold for fair consideration, provided that the net book value of such property sold during any fiscal year, when added to the net book value of other property sold pursuant to this Section 7.09(j) during such fiscal year, do not exceed an amount equal to fifteen percent (15%) of the consolidated net book value of the Borrower’s and its Restricted Subsidiaries’ property, plant and equipment as of the last day of the previous fiscal quarter;

(h)Amendment to Section 7.09(m). Section 7.09(m) of the Credit Agreement is amended in its entirety to read as follows:

(m)    assignments made in order to structure and consummate qualifying asset sales as reverse like kind exchanges or forward like kind exchanges under Section 1031 of the Code, that are to exchange intermediaries, title holders and/or similar entities that are parties to such like kind exchange transaction, including the assignments of purchase agreements and loan receivables created in connection with such like kind exchanges; provided that (a) each such qualifying asset sale must be consummated in accordance with Section 1031 of the Code, and (b) the aggregate net book value of the assets sold pursuant to such asset sales (excluding net book value attributable to the purchase agreements and loan receivables assigned in connection therewith) during any fiscal year does not exceed an amount equal to fifteen percent (15%) of the consolidated net book value of the Borrower’s and its Restricted Subsidiaries’ property, plant and equipment as of the last day of the fiscal quarter immediately preceding such date of determination.

(i)Amendment to Section 7.11(b). Section 7.11(b) (Leverage Ratio) of the Credit Agreement is amended in its entirety to read as follows:

(b)    Leverage Ratio. As of the last day of each fiscal quarter of the Borrower, the Consolidated Leverage Ratio will not exceed for each fiscal quarter (i) ended prior to, and through and including, the fiscal quarter ending December 31, 2015, 3.75 to 1.0, (ii) commencing with the fiscal quarter ending March 31, 2016, through and including the fiscal quarter ending December 31, 2017, 4.25 to 1.0 and (iii) commencing with the fiscal quarter ending March 31, 2018, through and including the fiscal quarter ending December 31, 2018, 4.00 to 1.0, and (iv) thereafter, 3.75 to 1.0. From and after the Investment Grade Date, this Section 7.11(b) shall cease to apply.

(j)New Section 10.23 (Acknowledgement and Consent to Bail-In of EEA Financial Institutions). Article 10 (Miscellaneous) of the Credit Agreement is hereby amended by inserting the following new Section 10.23 (Acknowledgement and Consent to Bail-In of EEA Financial Institutions) therein immediately following the existing Section 10.22 (ENTIRE AGREEMENT):

10.23. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and

Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

(k)Amendment to Schedule 10.02. Schedule 10.02 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 10.02 attached hereto.

3.Conditions of Effectiveness. This Amendment shall be effective as of the Amendment Effective Date upon the satisfaction of the following conditions precedent:

(a)The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Administrative Agent, the Swing Line Lender and the Required Lenders;

(b)No Default exists; and

(c)The Borrower shall have paid all fees and expenses required to be paid on the Amendment Effective Date, including (i) an amendment fee to the Administrative Agent for the benefit of the Lenders who deliver an executed counterpart of this Amendment to the Administrative Agent no later than the time indicated by the Administrative Agent in consultation with the Borrower as the deadline for the Administrative Agent’s receipt of such executed counterpart, in the amount as described in the information made available to the Lenders on the Platform, (ii) Arranger fees and (iii) to the extent invoiced, the Administrative Agent’s reasonable out-of-pocket expenses, including Attorney Costs of one counsel to the Administrative Agent and Wells Fargo Securities, LLC.

4.Representations and Warranties. The Borrower represents and warrants that as of the Amendment Effective Date before and after giving effect to this Amendment:

(a)This Amendment has been duly authorized, executed and delivered by the Borrower, and this Amendment and the Credit Agreement as modified hereby each constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights or by general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)No Default exists; and

(c)The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, provided that in each case, such materiality qualifier is not applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.06 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

5.Effect of Amendment. This Amendment, except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same, and are hereby ratified and affirmed, and the Credit Agreement, as amended hereby, and the other Loan Documents shall continue in full force and effect. From and after the date hereof, each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to the “Credit Agreement,” “this Amendment,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

6.Miscellaneous. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or in electronic form shall be effective as the delivery of a manually executed counterpart. This Amendment shall be a “Loan Document” as defined in the Credit Agreement.

7.Entire Agreement. THE CREDIT AGREEMENT (AS AMENDED BY THIS AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the date first written above.

QEP RESOURCES, INC., as the Borrower

By:	/s/ Richard J. Doleshek
Name:	Richard J. Doleshek
Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer, Swing Line Lender and a Lender

By:	/s/ Doug McDowell
Name:	Doug McDowell
Title:	Managing Director

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ Matthew Davis
Name:	Matthew Davis
Title:	Vice President

CITIBANK, N.A., as a Lender

By:	/s/ Eamon Baqui
Name:	Eamon Baqui
Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Marcus Tarkington
Name:	Marcus Tarkington
Title:	Director

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Robert Mendoza
Name:	Robert Mendoza
Title:	Authorized Officer

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John C. Lozano
Name:	John C. Lozano
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Anastasiya Haurylenia
Name:	Anastasiya Haurylenia
Title:	Vice President

COMPASS BANK, as a Lender

By:	/s/ Rhianna Disch
Name:	Rhianna Disch
Title:	Director

BNP PARIBAS, as a Lender

By:	/s/ Ann Rhoads
Name:	Ann Rhoads
Title:	Managing Director

By:	/s/ Sriram Chandrasekaran
Name:	Sriram Chandrasekaran
Title:	Director

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew Brice
Name:	Matthew Brice
Title:	Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

By:	/s/ Darrell Stanley
Name:	Darrell Stanley
Title:	Managing Director

DNB CAPITAL LLC, as a Lender

By:	/s/ Byron Cooley
Name:	Byron Cooley
Title:	Senior Vice President

By:	/s/ James Grubb
Name:	James Grubb
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jonathan Luchansky
Name:	Jonathan Luchansky
Title:	Director

SUNTRUST BANK, as a Lender

By:	/s/ Chulley Bogle
Name:	Chulley Bogle
Title:	Vice President

TORONTO DOMINION (NEW YORK) LLC, as a Lender

By:	/s/ Rayan Karim
Name:	Rayan Karim
Title:	Authorized Signatory

ZB, N.A. dba AMEGY BANK, as a Lender

By:	/s/ Kevin Donaldson
Name:	Kevin Donaldson
Title:	SVP

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Greg Krablin
Name:	Greg Krablin
Title:	Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Donovan Broussard
Name:	Donovan Broussard
Title:	Authorized Signatory

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

COMERICA BANK, as a Lender

By:	/s/ Garrett R. Merrell
Name:	Garrett R. Merrell
Title:	Relationship Manager

EXPORT DEVELOPMENT CANADA, as a Lender

By:	/s/ Trevor Mulligan
Name:	Trevor Mulligan
Title:	Financing Manager

By:	/s/ Christopher Wilson
Name:	Christopher Wilson
Title:	Financing Manager

FIFTH THIRD BANK, as a Lender

By:	/s/ Jonathan H Lee
Name:	Jonathan H Lee
Title:	Director

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ushma Dedhiya
Name:	Ushma Dedhiya
Title:	Vice President

SANTANDER BANK, N.A., as a Lender

By:	/s/ Andres Barbosa
Name:	Andres Barbosa
Title:	Executive Director

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES
QEP RESOURCES, INC.:

QEP Resources, Inc.
1050 17th Street
Suite 800
Denver, CO 80265
Attention: Richard J. Doleshek, Chief Financial Officer
Email: Richard.doleshek@qepres.com
Fax: (303) 308-3639
Phone: (303) 640-4242

With a copy to: Trent Baggaley
Email: trent.baggaley@qepres.com
Fax: (303) 308-3639
Phone: (303) 640-4279

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Borrowings):
Wells Fargo Bank, National Association
1525 W WT Harris Blvd
1st Floor
Charlotte, North Carolina 28262-8522
Attention: Jason Hessberg
Telephone: 704-427-2546
Facsimile: 704-715-0017
Electronic Mail: jason.hessberg2@wachovia.com
Account No.: 01459670001944
Ref: QEP Resources, Inc.
ABA# 053000219

Other Notices as Administrative Agent:
Wells Fargo Bank, National Association
1525 W WT Harris Blvd
1st Floor
Charlotte, North Carolina 28262-8522
Attention: Jason Hessberg
Telephone: 704-427-2546
Facsimile: 704-715-0017
Electronic Mail: jason.hessberg2@wachovia.com

L/C ISSUER:
Wells Fargo Bank, National Association
1525 W WT Harris Blvd
1st Floor
Charlotte, North Carolina 28262-8522
Attention: Jason Hessberg
Telephone: 704-427-2546
Facsimile: 704-715-0017
Electronic Mail: jason.hessberg2@wachovia.com

SWING LINE LENDER:
Wells Fargo Bank, National Association
1525 W WT Harris Blvd
1st Floor
Charlotte, North Carolina 28262-8522
Attention: Jason Hessberg
Telephone: 704-427-2546
Facsimile: 704-715-0017
Electronic Mail: jason.hessberg2@wachovia.com

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